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As filed with the Securities and Exchange Commission on May 24, 2005

Registration Statement No. 333-122875

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933

NETMANAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0252226 (I.R.S. Employer Identification No.)

20883 Stevens Creek Blvd.
Cupertino, CA 95014
(408) 973-7171
(Address, including zip code, and telephone number, of Registrant's principal executive offices)

Michael R. Peckham
Chief Financial Officer, Senior Vice President, Finance and Secretary
20883 Stevens Creek Blvd.
Cupertino, CA 95014
(408) 973-7171
(Name, address, including zip code, and telephone number of agent for service)

Copies to:

Andrew E. Nagel
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
(212) 446-4973

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering:    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)

Common Stock, $0.01 par value per share, including related Preferred Shares Purchase Rights	263,678	$6.95	$1,832,562.10	$215.69

(1)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act and based upon the average of the high and low prices of the registrant's common stock on February 11, 2005 as reported on the NASDAQ National Market System.

(2)
The full registration fee of $215.69 was paid in connection with the initial filing on February 17, 2005.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 24, 2005.

PROSPECTUS

NETMANAGE, INC.

263,678 shares of common stock

        This prospectus relates to the resales of up to 263,678 shares of common stock of NetManage, Inc. previously issued to the former stockholders of Librados, Inc. in connection with our acquisition of that company.

        We will not receive any of the proceeds from the sale of the shares. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for selling commissions.

        Prices at which the selling stockholders may sell shares of our common stock will be determined by the prevailing market price for such shares or in negotiated transactions. Our common stock is traded on the NASDAQ National Market System under the symbol "NETM." On May 23, 2005, the closing bid price for our common stock was $6.25 per share.

        INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A LOSS OF YOUR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS BEGINNING ON PAGE 3.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May     , 2005.

        You should rely only on the information contained in this document or incorporated by reference. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information contained in this document may only be accurate on the date of this document. Neither the delivery of this prospectus, nor any sale made under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus.

        NetManage®, the NetManage logo, the lizard in the box logo, ONWEB®, RUMBA®, LIBRADOS, the LIBRADOS logo, ONESTEP®, ViewNow, SupportNow®, and the NetManage partner logo are registered trademarks, registered service marks, trademarks or service marks of NetManage, Inc., its subsidiaries and its affiliates in the United States and/or other countries. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

i

PROSPECTUS SUMMARY

        This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risk of investing in our common stock discussed under the section entitled "Risk Factors" in this prospectus beginning on page 3.

NETMANAGE, INC.

        We develop and market software and service solutions that allow our customers to access and leverage their considerable investment in custom developed and packaged business applications, processes and data. Our business is primarily focused on providing a broad spectrum of specific personal computer and application server-based software and tools. These products allow our customers to access, use and repurpose their mission-critical line-of-business applications and resources. Through a single platform approach called the Host Services Platform, or HSP, our products allow our customers to access their enterprise applications in traditional ways through "green-screen" terminal emulation on personal computers or from within web browsers; to publish information from existing applications in a web presentation, particularly to new users and particularly via the Internet; to create new web-based applications that leverage their existing business processes and applications; and to present existing business processes in a reusable component form.

        Our products help enable our customers to bridge between their existing access systems and technologies (Business-to-Employee, or B2E) and those required to compete in the Business to Business (B2B), and Business-to-Consumer (B2C) marketplaces or those required for the delivery of existing business processes as part of a services oriented enterprise solution. We develop and market these software solutions to allow our customers to access and leverage applications, business processes and data on IBM corporate mainframe computers, and IBM midrange computers such as AS/400 or iSeries, on UNIX-based servers and on Windows-based servers. We provide professional support, maintenance, and technical consultancy services to our customers in association with the products we develop and market. We also provide professional applications and management consultation to our customers in association with the server-based products and application adaptor products we deliver that allow customers to develop and deploy new web-based applications and to deliver existing business processes in an industry standard component form to new application frameworks.

        Our principal products are compatible with Microsoft, Windows.NET, Windows XP, Windows 2000, Windows NT and Windows 98, operating systems; IBM mainframe and mid-range host operating systems, Novell, Inc.'s, network operating systems, various implementations of the industry standard UNIX operating system such as IBM's AIX, Hewlett-Packard Company's (HP) HP/UX, Sun Microsystems, Inc.'s (Sun) SolarisTM, and the open source Linux system and various implementations of the Java 2 Enterprise Edition (J2EE) application development framework such as IBM's WebSphere, BEA's WebLogic and the open source JBoss system.

        We were incorporated in 1990 as a California corporation and changed our incorporation to Delaware in 1993 in conjunction with our initial public offering. Our principal executive offices are located at 20883 Stevens Creek Blvd., Cupertino, CA 95014.

THE OFFERING

Common Stock offered by selling stockholders	Use of Proceeds	NASDAQ National Market System symbol
263,678 shares	NetManage, Inc. will not receive any proceeds from the sale of shares in this offering	NETM

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements, other than statements of historical facts, included in, or incorporated by reference into this prospectus, are forward-looking statements. In addition, when used in this document, the words "anticipate", "estimate", "expect", "intend", "plan", "believe", "project", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to various risks or uncertainties and assumptions, some of which are referred to in the section entitled "Risk Factors" in this prospectus beginning on page 3. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results unless required by law.

RISK FACTORS

        An investment in our common stock is risky. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under this section entitled "Risk Factors" in this prospectus and any applicable prospectus supplement, together with all of the other information contained in this prospectus and any prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

RISKS ASSOCIATED WITH THIS OFFERING

        THE PRICE OF OUR COMMON STOCK HAS FLUCTUATED SIGNIFICANTLY IN THE PAST AND MAY CONTINUE TO DO SO.

        Our common stock price has fluctuated significantly since our initial public offering in 1993. While much of the fluctuation in our common stock price may be due to our business and financial performance, we believe that these fluctuations are also due in large part to fluctuations in the stock market in general based on factors not directly related to our performance, such as general economic conditions or prevailing interest rates. As a result of these fluctuations in the price of our common stock, it is difficult to predict what the price of our common stock will be at any point in the future, and you may not be able to sell your common stock at or above the price that you paid for it.

        OUR EXECUTIVE OFFICERS AND DIRECTORS AND THEIR AFFILIATES BENEFICIALLY OWN A SIGNIFICANT PORTION OF OUR OUTSTANDING COMMON STOCK WHICH WILL LIMIT YOUR ABILITY TO INFLUENCE CORPORATE ACTIONS.

        The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change in control of NetManage, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of NetManage and might affect the market price of our common stock. As of March 31, 2005, our officers, directors and entities affiliated with them, in the aggregate, beneficially owned approximately 24% of our outstanding common stock. As a result, those stockholders, if they act together, are able to substantially influence or control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and amendments to our certificate of incorporation. These stockholders may use their ownership position to approve or take actions that are adverse to your interests.

        SOME PROVISIONS OF OUR CHARTER, BY-LAWS AND RIGHTS AGREEMENT MAY DELAY OR PREVENT TRANSACTIONS THAT MANY STOCKHOLDERS MAY FAVOR.

        The following provisions of our certificate of incorporation and by-laws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares:

  •
  the ability of our board of directors to issue preferred stock, and determine its terms, without a stockholder vote; and

  •
  our classified board of directors, which effectively prevents stockholders from electing a majority of the directors at any one annual meeting of stockholders.

        In addition, we have implemented a stockholder rights plan that could deter or at least make it significantly more expensive for an unsolicited offeror to purchase our stock. This may delay or impede a merger, tender offer or proxy contest involving us.

        In addition, some provisions of Delaware law, particularly the "business combinations" statute in Section 203 of the Delaware General Corporation Law, may also discourage, delay or prevent someone from acquiring us or merging with us.

OTHER RISKS

        SEE THE SECTION ENTITLED "FACTORS THAT MAY AFFECT OUR FUTURE RESULTS AND FINANCIAL CONDITION" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, WHICH WE INCORPORATE BY REFERENCE IN THIS PROSPECTUS, AND RISK FACTORS DISCLOSED IN OTHER DOCUMENTS WHICH WE INCORPORATE BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN OTHER RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

SELLING STOCKHOLDERS

        An aggregate of 263,678 shares may be offered for sale and sold pursuant to this prospectus by the selling stockholders. We issued the shares in a private placement in connection with our acquisition of Librados, Inc. in October 2004. The shares are to be offered by and for the respective accounts of the selling stockholders and any pledgees or donees of the selling stockholders. We have agreed to register all of the shares under the Securities Act and to pay all of the expenses in connection with such registration and sale of the shares, other than selling commissions. The shares are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time. We will not receive any proceeds from the sale of the shares by the selling stockholders.

        Information with respect to the selling stockholders and the shares is set forth in the following table. None of the selling stockholders has had any material relationship with us within the past three years, except as (i) a result of their ownership of our shares as noted below and (ii) in connection with our acquisition of Librados, Inc., of which they were previously stockholders.

SELLING STOCKHOLDER	SHARES OWNED PRIOR TO SALE	NUMBER OF SHARES OFFERED HEREBY
David James Richards	105,404	105,404
James Milton Campigli	78,077	78,077
Mohammad Naeem Akhtar	38,063	38,063
Vincent Eagen	12,688	12,688
Keith Graham	19,519	19,519
Chris Walton	4,071	4,071
Satish N. N. Numburi	1,464	1,464
Madhuri Suda	488	488
Vivian Stark	976	976
Susan Poulter	976	976
Larry Webster	1,952	1,952

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares in the offering. All of the shares in the offering are being sold by the selling stockholders for their own accounts.

        The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ National Market System listing fees and fees and expenses of our counsel and our accountants.

PLAN OF DISTRIBUTION

        The shares covered by this prospectus may be sold by the selling stockholders or by pledgees and donees of the selling stockholders for their respective own accounts. We will receive none of the proceeds from this offering. The selling stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

        The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. The selling stockholders may sell their shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-

dealers acting as principals, who may then resell the shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling stockholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the selling stockholders in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

        Any shares covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby, under Delaware law, will be passed upon for us by Kirkland & Ellis LLP.

EXPERTS

        The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Annual Report on Form 10-K of NetManage, Inc. for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any documents we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 233 Broadway, New York, New York 10279, and at 175 West Jackson Blvd., Suite 900, Chicago, Illinois 60604. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings are also publicly available through the SEC's web site on the Internet at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act, after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

  •
  Our Proxy Statement filed with the SEC on April 26, 2005 for the 2005 annual meeting of stockholders;

  •
  The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on July 26, 1993; and

  •
  The description of our Preferred Shares Purchase Rights under our Rights Agreement dated as of May 7, 1999 set forth in our Registration Statement on Form 8-A, filed with the SEC on May 18, 1999.

        This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information set forth in the registration statement and the exhibits thereto. Descriptions of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement for a more complete description of the matter involved, each statement being qualified in its entirety by such reference.

        At your written or telephonic request, we will provide you, without charge, a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Direct your request to us at NetManage, Inc., 20883 Stevens Creek Blvd., Cupertino, CA 95014, Attention: Investor Relations or by telephone at (408) 973-7171.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        We estimate that we will need to pay the following expenses in connection with the distribution of the securities being registered:

SEC Registration and Filing Fee	$215
Legal Fees and Expenses*	$25,000
Accounting Fees and Expenses*	$22,500
Miscellaneous*	$2,500
TOTAL	$50,215

*
Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        The Registrant has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        The Registrant has purchased liability insurance on behalf of its directors and officers for liabilities arising out of their capacities as such.

ITEM 16. EXHIBITS

Exhibit No.	Description of Document
3.1	Restated Certificate of Incorporation of NetManage, Inc. (Incorporated by reference to Exhibit 3.5 of NetManage's quarterly report on Form 10-Q for the period ended June 30, 2004).
3.2	Amended and Restated By-Laws of NetManage, Inc. (Incorporated by reference to the exhibits filed with NetManage's Registration Statement on Form S-1 (No. 33-66460) dated July 24, 1993, as amended, which became effective September 20, 1993).
4.1	Preferred Shares Rights Agreement, dated as of May 7, 1999, between NetManage, Inc. and BankBoston, N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (Incorporated by reference to Exhibit 1 filed with NetManage's Registration Statement on Form 8-A, filed with the SEC on May 18, 1999).
4.2	Form of Common Stock Certificate (Incorporated by reference to the exhibits filed with NetManage's Registration Statement on Form S-1 (No. 33-66460) dated July 24, 1993, as amended, which became effective September 20, 1993).
5.1*	Opinion of Kirkland & Ellis LLP.
10.1	Stock Purchase Agreement, dated as of September 22, 2004, by and among NetManage, Inc., Librados, Inc. and the holders of all of the issued and outstanding shares of capital stock of Librados, Inc. (Incorporated by reference to Exhibit 10.21 of NetManage's quarterly report on Form 10-Q for the period ended September 30, 2004).
23.1†	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (Included in the signature page hereto).

*
Previously filed.

†
Filed herewith.

ITEM 17. UNDERTAKINGS

        (1)   We hereby undertake:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

          (c)   To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

        (2)   We hereby undertake that, for the purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (4)   We also undertake that:

          (a)   For determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under the Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (b)   For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cupertino, California, on May 24, 2005.

NETMANAGE, INC.
By:	/s/ MICHAEL PECKHAM Michael Peckham Chief Financial Officer, Senior Vice President, Finance and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ZVI ALON* Zvi Alon	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 24, 2005
/s/ MICHAEL PECKHAM Michael Peckham	Chief Financial Officer, Senior Vice President, Finance and Secretary (Principal Financial and Principal Accounting Officer)	May 24, 2005
/s/ JOHN BOSCH* John Bosch	Director	May 24, 2005
/s/ SHELLEY HARRISON* Shelley Harrison, PhD	Director	May 24, 2005
/s/ DARRELL MILLER* Darrell Miller	Director	May 24, 2005
/s/ ABRAHAM OSTROVSKY* Abraham Ostrovsky	Director	May 24, 2005
*By:	/s/ MICHAEL PECKHAM Michael Peckham Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description of Document
3.1	Restated Certificate of Incorporation of NetManage, Inc. (Incorporated by reference to Exhibit 3.5 of NetManage's quarterly report on Form 10-Q for the period ended June 30, 2004).
3.2	Amended and Restated By-Laws of NetManage, Inc. (Incorporated by reference to the exhibits filed with NetManage's Registration Statement on Form S-1 (No. 33-66460) dated July 24, 1993, as amended, which became effective September 20, 1993).
4.1	Preferred Shares Rights Agreement, dated as of May 7, 1999, between NetManage, Inc. and BankBoston, N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (Incorporated by reference to Exhibit 1 filed with NetManage's Registration Statement on Form 8-A, filed with the SEC on May 18, 1999).
4.2	Form of Common Stock Certificate (Incorporated by reference to the exhibits filed with NetManage's Registration Statement on Form S-1 (No. 33-66460) dated July 24, 1993, as amended, which became effective September 20, 1993).
5.1*	Opinion of Kirkland & Ellis LLP.
10.1	Stock Purchase Agreement, dated as of September 22, 2004, by and among NetManage, Inc., Librados, Inc. and the holders of all of the issued and outstanding shares of capital stock of Librados, Inc. (Incorporated by reference to Exhibit 10.21 of NetManage's quarterly report on Form 10-Q for the period ended September 30, 2004).
23.1†	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (Included in the signature page hereto).

*
Previously filed.

†
Filed herewith.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
NETMANAGE, INC.
THE OFFERING
FORWARD-LOOKING STATEMENTS
RISK FACTORS
SELLING STOCKHOLDERS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
INDEX TO EXHIBITS